UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2013

TRANSAKT LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-50392	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

No. 3, Lane 141, Sec. 3 Beishen Rd., Shengkeng Township,
Taipei County 222, Taiwan (R.O.C.)
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	886-2-26624343

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective July 31, 2013, Tseng Ming-Huang resigned as a director of our company and Ho Kang-Wing was appointed a director of our company. Tseng Ming-Huang's resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise

Ho Kang-Wing

Mr. Ho currently serves and the managing director of Guang-Dong Metal Products Co., Ltd. Mr. Ho has managed Guang-Dong Metal for more than twenty years, and under his direction the company has achieved annual revenues in excess of USD$100,000,000.

Our board of directors now consists of James Wu, Cheng Chun-Chi, Dr. Shiau Tzong-Huei, and Ho Kang-Wing. There have been no transactions between our company and Ho Kang-Wing since our last fiscal year which would be required to be reported herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSAKT LTD.

/s/ James Wu
James Wu
President and Director
Date: July 31, 2013